UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

GREY CLOAK TECH INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-202542 (Commission File Number)	47-2594704 (I.R.S. Employer Identification No.)

6445 South Tenaya Way Suite B110 Las Vegas, Nevada 89113 (Address of principal executive offices) (zip code)

(303) 357-9792 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Ultimate Brain Nutrients, LLC

On April 3, 2020, we entered into a Share Exchange Agreement by and among Grey Cloak Tech Inc., Ultimate Brain Nutrients, LLC, a Delaware limited liability company (“UBN”), and the members of UBN, whereby we issued and exchanged 90,000,960 shares of our common stock for all of the outstanding equity securities of UBN. UBN is now our wholly-owned subsidiary. The shares of common stock issued in the Exchange are equal to approximately 42.5% of our outstanding common stock immediately following the exchange.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sale of Equity Securities.

The disclosure in Item 1.01 above regarding the issuance of securities in the exchange is incorporated herein by reference.

The shares of common stock issued pursuant to the Share Exchange Agreement were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The investors have acquired the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The securities were not issued through any general solicitation or advertisement.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Share Exchange Agreement with Ultimate Brain Nutrients, LLC and its members

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grey Cloak Tech Inc.

Dated: April 8, 2020	/s/ Kevin Pitts
By: Kevin “Duke” Pitts
Its: President